Exhibit 10.8

2006 ENERGY XXI SERVICES, LLC LONG-TERM INCENTIVE PLAN

FORM OF RESTRICTED STOCK GRANT AGREEMENT

THE SECURITIES SUBJECT TO THIS GRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) OR ANY OTHER SECURITIES STATUTE. NO SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES, OR OF ANY INTEREST THEREIN, MAY BE MADE OR SHALL BE RECOGNIZED UNLESS IN THE SATISFACTORY WRITTEN OPINION OF COUNSEL FOR, OR OTHER COUNSEL SATISFACTORY TO, THE ISSUER SUCH TRANSACTION WOULD NOT VIOLATE OR REQUIRE REGISTRATION UNDER SUCH ACT OR OTHER STATUTE.

THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made as of the ____ day of ___________, 20___ (the “Grant Date”), between Energy XXI SERVICES, LLC, a Delaware corporation (the “Employer”), and __________________________ (“Participant”).

1. Grant of Restricted Shares. To carry out the purposes of the 2006 Energy XXI, LLC Long-Term Incentive Plan (the “Plan”), and subject to the conditions described in this agreement (the “Agreement”) and the Plan, Energy XXI, LLC, a Delaware limited liability Employer (the “Employer”), hereby grants to Participant all rights, title and interest in the record and beneficial ownership of ________________ (            ) shares (the “Restricted Shares”) of common stock of Energy XXI (Bermuda) Limited, a Bermuda entity (“Stock”). The grant of such Restricted Shares shall be effective as of the Grant Date. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference. The Plan and this Agreement shall be administered by the Committee appointed by the Board of Directors as set forth in the Plan (the “Committee”).

2. Issuance and Transferability. The Restricted Shares may be evidenced in such a manner as the Committee shall deem appropriate. Any certificates representing the Restricted Shares granted hereunder shall be issued in the name of the Participant pursuant to the terms of the Plan as of the Grant Date and shall be marked with the following legend:

“The shares represented by this certificate have been issued pursuant to the terms of the 2006 Energy XXI, LLC Long-Term Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of the Restricted Stock Grant Agreement dated ___________.”

Until restrictions lapse, the Restricted Share certificates shall be left on deposit with the Employer along with a stock power (substantially in the form attached thereto as Exhibit A) endorsed in blank and shall not be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the Restricted Shares, prior to the lapse of restrictions that does not satisfy the requirements hereunder shall be void and unenforceable against the Employer. Notwithstanding the foregoing, in the case of Participant’s

Disability or death, Participant’s rights under this Agreement may be exercised by Participant’s guardian or legal representative.

3. Vesting/Forfeiture. Participant shall vest in his rights under the Restricted Shares and any accumulated dividends described in Paragraph 4 hereof, and the Employer’s right to reclaim such shares or dividends shall lapse with respect to 33.33% the Restricted Shares, on each of the first, second and third anniversaries of the [date of hire/Grant Date] (the “Vesting Dates”), provided that Participant remains continuously employed by the Employer from the Grant Date to such Vesting Date. Notwithstanding the foregoing, however, all Restricted Shares not then vested shall vest immediately if Participant’s employment with the Employer terminates due to Participant’s Disability or death. In the event of a Change of Control prior to vesting, the Committee may, in its sole discretion, accelerate vesting. If Participant’s employment with the Employer terminates other than by reason Disability or death, the Restricted Shares (to the extent not then vested) shall be forfeited as of the date Participant’s employment so terminates. As soon as administratively feasible following the vesting of the Restricted Shares, a Stock certificate evidencing the vested Restricted Shares, less the amount of Stock withheld pursuant to paragraph 7 hereof, shall be delivered without charge to the Participant, or his designated representative, free of all restrictions.

4. Ownership Rights/Dividends. Participant shall be entitled to all voting rights applicable to the Restricted Shares. Any cash dividends that may be paid on the Restricted Shares after the Grant Date shall be accumulated and held in an account or in escrow and held by the Employer until such time as Participant shall vest in the Restricted Shares as described in paragraph 3 above. Participant shall receive a cash payment equal to the portion of the dividends paid (reduced by the amount of any taxes required to be withheld with respect to such payment) with respect to the Restricted Shares as they become vested. All accumulated dividends attributable to unvested Restricted Shares shall be forfeited, if and to the extent that the underlying Restricted Shares are forfeited.

5. Employment Relationship. For purposes of this Agreement, Participant shall be considered to be in the employment of the Employer as long as Participant remains an Employee of either the Employer, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Employer, or a corporation or a parent or subsidiary of such corporation assuming this Agreement. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.

6. Withholding of Taxes. The Employer shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations, including, but not limited to, the right to withhold cash or shares of Stock sufficient to pay the amount required to be withheld and to cause such Stock to be sold and the proceeds remitted to the Employer. In the event that the proceeds of such sale shall exceed the legally required withholding amount, the Employer shall remit the difference in cash to Participant. In the event that the proceeds of such sale are less than the legally required withholding amount, the Employer may withhold the difference from any cash or Stock then or thereafter payable to Participant. Participant agrees that, if he makes an election under Section 83(b) of the Code with regard to the Restricted Shares, he will so notify the Employer in writing within two (2) days after making such election, so as to enable the Employer to timely comply with any applicable governmental reporting requirements.

7. Reorganization of the Employer. The existence of this Agreement shall not affect in any way the right or power of the Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Employer’s capital structure or its business; any merger or consolidation of the Employer; any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof; the dissolution or liquidation of the Employer; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Employer (“Recapitalization Events”), then for all purposes references herein to Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Stock of the Employer are entitled to receive in respect of Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

9. Status of Stock. The Stock granted hereunder has not been registered under the Securities Act of 1933, as amended (the “Act”). In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquired pursuant to this Agreement will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Employer intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available, Participant (or the person permitted to receive Participant’s shares in the event of Participant’s incapacity or death), if requested by the Employer to do so, will execute and deliver to the Employer in writing an agreement containing such provisions as the Employer may require assuring compliance with applicable securities laws. The Employer shall incur no liability to Participant for failure to register the Stock or maintain the registration.

Participant agrees that the shares of Stock, which Participant may acquire pursuant to this Agreement, will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state. Participant also agrees (i) that the certificates representing such shares of Stock may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Employer may refuse to register the transfer of the shares of Stock acquired pursuant to this Agreement on the stock transfer records of the Employer if such proposed transfer would in the opinion of counsel satisfactory to the Employer constitute a violation of any applicable securities law and (iii) that the Employer may give related instructions to its transfer agent, if any, to stop registration of the transfer of such shares.

10. Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

12. Certain Restrictions. By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Employer may reasonably request in order to comply with the terms of this Agreement or the Plan, or securities laws or any other applicable laws, rules or regulations.

13. Amendment and Termination. Except as otherwise provided in the Plan or this Agreement, no amendment or termination of this Agreement shall be made by the Employer without the written consent of the Participant.

14. No Guarantee of Tax Consequences. The Employer makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Employer and all persons lawfully claiming under Participant.

16. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. The courts in Harris County, Texas shall be the exclusive venue for any dispute regarding the Plan or this Agreement.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Participant has executed this Agreement, all as of the day and year first above written.

ENERGY XXI SERVICES, LLC

By:	Date:
Name:
Title:

PARTICIPANT:

Date:

Address:

Exhibit A

STOCK POWER

FOR VALUE RECEIVED, _____________________(“Transferor”) hereby sells, assigns and transfers unto Energy XXI SERVICES, LLC, ____________ (the “Employer”) shares of the common stock (“Common Stock”), of Energy XXI (Bermuda) Limited, a Bermuda entity (the “Company”), which shares of Common Stock are represented by certificate no(s).____________, and hereby irrevocably appoints ______________________________ as attorney-in-fact to transfer such shares of Common Stock on the books of the Employer, with full power of substitution on the premises.

Dated:

TRANSFEROR:

Printed Name: __________________________

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